Exhibit 10.1

SETTLEMENT AGREEMENT

THIS AGREEMENT made as of the 18th of April, 2009.

BETWEEN:

Babak Habibi,

(hereinafter “Habibi”)

AND:

BRAINTECH INC.

(hereinafter “Braintech”)

AND:

BRAINTECH CANADA INC.

(hereinafter “Braintech Canada”)

(Braintech and Braintech Canada Inc. are collectively referred to as the "Company")

(Habibi, Braintech and Braintech Canada Inc. are collectively referred to as the “Parties”)

WHEREAS:

A.  Habibi was employed by the Company until February 3, 2009;

B.  On February 10, 2009, Habibi commenced an action against the Company, Vancouver British Columbia Registry, No. S091003 (the "Action"). On March 30, 2009 the Company commenced a complaint in the Circuit Court of Fairfax County, Civil Action No. 2009-4696 against Habibi (the “Virginia Action”);

C.  On February 10, 2009 Habibi obtained a Garnishing Order Before Judgment and successfully Garnished $336,045.73 from the Company (the “Garnished Funds”);

D.  The Garnished Funds were paid into the Supreme Court of British Columbia.

NOW THEREFORE, in consideration of the terms, covenants and conditions set out below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  PAYMENT OF GARNISHED FUNDS

1.1  On the signing of this agreement the Parties shall execute or cause to be executed the following documents with respect to the Action:

       (a)  a consent order for dismissal of the Action in the form attached hereto as “Schedule A” (the “Consent Dismissal Order”);

       (b)  Consent to Pay Out in the form attached hereto as “Schedule B”;

1.2  Braintech will execute a Consent to Pay Out in the form attached hereto as “Schedule C”.

1.3  The Company and Habibi will each instruct their solicitor to take all necessary steps to ensure that Garnished Funds, in the amount of $336,045.73, will be paid out of court with the consent of the Parties and paid to Heenan Blaikie in trust for Mr. Habibi and Braintech Inc. (“Trust Account”)

1.4  Braintech will instruct its solicitor to pay to Braintech $86,045.71 CDN from the Trust Account.

1.5  Upon execution of this Agreement the Company will instruct its United States’ attorneys to take all reasonable steps necessary to fully dismiss the Virginia Action on a with prejudice basis.

1.6  Upon execution of this Agreement the Parties will instruct their Canadian solicitors to take all reasonable steps necessary to fully dismiss the Action on a with prejudice basis.

1.7  Upon execution of the Agreement, Braintech will instruct its solicitor to file and enter the Consent Dismissal Order with the B.C. Supreme Court Vancouver Registry and deliver a copy of the filed Consent Dismissal Order to Habibi’s solicitor, James Gould.

1.8  Upon the filing of a Consent Dismissal Order, Braintech will instruct its solicitor to pay Habibi $70,000 CDN, by way of a trust cheque to Hamilton Howell, from the Trust Account.

1.9  Nothing herein shall constitute an admission of liability by the Parties.

2.  CANCELLATION OF PROMISSORY NOTE

2.1  Braintech will revoke its demand to Habibi dated April 8, 2009 for payment of $100,000 on a promissory note executed by Habibi on or about June 26, 2001 (the “Promissory Note”).

2.2  Braintech agrees that the Promissory Note is irrevocably cancelled and to never demand payment on the Promissory Note.

2.3  Braintech hereby releases to Habibi 133,334 registered shares (the “Shares”) of Braintech from the escrow account of Grant Sutherland on or by June 1, 2009 per (release attached as Schedule D).  Habibi shall make best efforts to obtain the shares from Grant Sutherland.  In the event that Habibi is unable to obtain the Shares, Habibi shall notify the Company by June 1, 2009 and other arrangements shall be made by the Parties to obtain the Shares by July 1, 2009.  Habibi shall fully co-operate with any efforts of the Company is required to make to obtain the Shares.

3.  LIABILITY

3.1  Nothing herein shall constitute or be construed as an admission of liability on the part of Habibi or the Company.

4.  PERFORMANCE

4.1  Each of the Parties to this Settlement Agreement will, at the request of the other party, execute and deliver such further documents and do such further acts and things as may reasonably be requested in order to evidence, carry out and give full force and effect to the terms, conditions, intent and meaning of this Settlement Agreement.

5.  CONFIDENTIALITY

5.1  The Parties, and each of them, covenant and agree that this agreement, including its existence, terms and conditions, is and will be kept confidential by each of them and will not be disclosed, in whole or in part, by either or both of them to any third party, other than their legal and financial advisors and the Escrow Agent except under compulsion of law.

6.  RELEASE

6.1  The Company hereby remises, releases and forever discharges Habibi, and his heirs, executors, administrators, successors and assigns, and his estate and effects, of and from all claims, causes of action, sums of money, debts, contracts, bonds, actions and demands whatsoever, which it ever had, now has, or which its present, future or former directors, officers, agents, employees, successors and assigns, or any of them, hereafter can, shall or may have against Habibi including but not limited to any matter in respect of the Action and the Virginia Action and matters reasonably related to the Action and Virginia Action.

6.2  The Company agrees to not make any claim, or to commence or maintain any action or proceeding against any person, firm, corporation or other entity in which any claim could arise against Habibi for contribution or indemnity whether at law, in equity, or howsoever, or otherwise including but not limited to any matter arising from or in respect of the Action, the Virginia Action and matters reasonably related to the Action and Virginia Action.

6.3  Habibi hereby remises, releases and forever discharges the Company, and its present, future or former directors, officers, agents, employees, successors and assigns, or any of them, of and from all claims, causes of action, sums of money, debts, contracts, bonds, actions and demands whatsoever, which he ever had, now has,  hereafter can, shall or may have against the Company and its present, future or former directors, officers, agents, employees, successors and assigns, or any of them including but not limited to any matter in respect of the Action and the Virginia Action and matters reasonably related to the Action and Virginia Action.

6.4  Habibi agrees to not make any claim, or to commence or maintain any action or proceeding against any person, firm, corporation or other entity in which any claim could arise against the Company and its present, future or former directors, officers, agents, employees, successors and assigns, or any of them for contribution or indemnity whether at law, in equity, or howsoever, or otherwise including but not limited to any matter arising from or in respect of the Action, the Virginia Action and matters reasonably related to the Action and Virginia Action.

6.5  The Parties agree not to commence, pursue, or maintain any action against each other anywhere, including without limitation in Canada or the United States, which is in any way connected or related to Habibi's employment with the Company or the termination of his employment with the Company, nor will the Parties commence, pursue, or maintain a complaint against each other under the British Columbia Human Rights Code, the British Columbia Employment Standards Act, or any other employment related statute in Canada or the United States. If, contrary to this paragraph, either Party commences, pursues, or maintains proceedings against the other, that Party consents to the other Party relying on this Settlement Agreement in order to have the proceedings dismissed or stayed.

6.6  The Parties agree that neither Party will seek legal costs against the other.

6.7  Notwithstanding the provisions of this Agreement, the Parties acknowledge and agree that the Parties shall, subject to its terms, retain all remedies at law for the enforcement of this Settlement Agreement.

7.  INDEMINITY

7.1  Habibi hereby undertakes and agrees to indemnify and save harmless the Company from and against all claims or demands arising under the Income Tax Act (Canada) for and in respect of withholding taxes which may arise from the payments under this settlement and any interest or penalties relating thereto and any reasonable costs or expenses incurred in defending such claims or demands.

7.2  Habibi hereby undertakes and agrees to indemnify the Company for any of them in respect of any claims or demands by the Government of Canada or any of its agencies for overpaid benefits which, according to the Government of Canada of any of its agencies, ought to have been deducted from any amounts paid pursuant to the settlement and to have been remitted to the Receiver General by the Company and any interest or penalties relating thereto and any reasonable costs or expenses incurred in defending such claims or demands.

8.  NOTICE

8.1  Notice under this agreement will be deemed effective notice if materials are sent to the Parties in the following manner:

       (a)  Habibi by Regular Mail or fax to Babak Habibi at:

1680 Orkney Place
North Vancouver, British Columbia
Canada, V7H 2Z1

(604) 484-8654

       (b)  Braintech by regular mail or fax at:

1750 Tysons Blvd. Suite 350
McLean, Virginia
22102

(703) 637-9772

       (c)  Braintech Canada by registered mail or fax at:

1750 Tysons Blvd. Suite 350
McLean, Virginia
22102

(703) 637-9772

9.  PERFORMANCE

9.1  All Parties agree to do everything necessary to ensure that the terms of this agreement take effect.

10.  NO ASSIGNMENT WITHOUT CONSENT

10.1  This agreement is not assignable without the prior written consent of all of the Parties to this agreement.  Any attempt to assign any of the rights, duties or obligations of this agreement without written consent is void.

11.  EFFECTIVE DATE ON EXECUTION BY ALL PARTIES

11.1  This agreement shall not be in force, or bind any of the Parties, until executed by all the Parties named in it.

12.  COUNTERPARTS

12.1  This agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same agreement.

13.  TIME OF THE ESSENCE

13.1  Time is of the essence of this agreement.

14.  AMENDMENTS

14.1  If at any time during the continuance of this agreement the Parties shall deem it necessary or expedient to make any alteration or addition to this agreement, they may do so only by means of a written agreement among them which will supplement and form part of this agreement.

15.  ENTIRETY

15.1  This agreement and all attached schedules constitute the entire agreement between the Parties to this agreement pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject-matter of this agreement except as specifically set forth herein.

16.  FURTHER DOCUMENTS

16.1  The Parties agree that each of them shall, upon reasonable request of any one or more of the others, do or cause to be done all further lawful acts, deeds and assurances whatever to the better performance of the terms and conditions of this agreement.

17.  HEADINGS

17.1  Descriptive headings are inserted solely for convenience of reference, do not form part of this agreement, and are not to be used as an aid in the interpretation of this agreement.

18.  NUMBER AND GENDER

18.1  It is agreed that unless the context of this agreement requires otherwise, the singular number shall include the plural and vice versa, the number of the verb shall be construed as agreeing with the word so substituted, words importing the masculine gender shall include the feminine and neuter genders, and words importing person shall firms and corporations and vice versa.

19.  GOVERNING LAW

19.1  This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the Parties attorn to the jurisdiction of British Columbia for the resolution of any disputes in any way connected with this settlement agreement or any agreement attached hereto.

20.  HEIRS, SUCCESSORS, ASSIGNS

20.1  This agreement shall enure to the benefit of and be binding on the respective heirs, executors, administrators, successors and permitted assigns of each of the Parties.

21.  INDEPENDENT LEGAL ADVICE

21.1  The Parties each acknowledge having obtained their own independent legal advice with respect to the terms of this agreement prior to its execution.

IN WITNESS WHEREOF the Parties hereto have caused this agreement to be duly executed as of the year and day first above written.

SIGNED, SEALED and DELIVERED by	)
Babak Habibi in the presence of:	)
)
)
Signature	)
)
Print Name	)	BABAK HABIBI
)
Address	)
)
)
	)	April 18, 2009
Occupation	)

SIGNED, SEALED and DELIVERED by	)
BRAINTECH INC. in the presence of:	)
)
)
Signature	)
	)	BRAINTECH INC.
Print Name	)
	)	per Authorized Signatory
Address	)
)
)
)
Occupation	)	April 18, 2009

SIGNED, SEALED and DELIVERED by	)
BRAINTECH CANADA INC. in the	)
presence of:	)
)
)
Signature	)
	)	BRAINTECH CANADA INC.
Print Name	)
	)	per Authorized Signatory
Address	)
)
)
)
Occupation	)	April 18, 2009